SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

July 19, 2006

INTEGRATED MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm

President

Integrated Media Holdings, Inc.

10 Glenlake Parkway, Suite 130

Atlanta, GA 30328

(Address of principal executive offices)

(877)-721-9627

(Registrant’s telephone number, including area code)

Item 5. Other Events

Proposed Acquisition. On July 17, 2006, Integrated Media Holdings Inc., a Delaware Corporation (“Integrated Media”) and Bidchaser Inc., a Florida corporation (“Bidchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which a newly formed wholly owned subsidiary of Integrated Media will merge with and into Bidchaser and shares of capital stock of Integrated Media will be issued to the present shareholders of Bidchaser.

Under the Merger Agreement, Paul D. Hamm, President and Chief Executive Officer and Director of Integrated Media will continue as President, CEO and director of Integrated Media and Leonardo Cunha will assume the role of CEO of Bidchaser. Upon completion of the merger, there will not be a change in control of Integrated Media.

The Merger.

A newly formed, wholly owned subsidiary of Integrated Media (the “Subsidiary”) shall be merged with and into Bidchaser. All capital stock of the Subsidiary shall be canceled and retired, the corporate existence of the Subsidiary shall automatically cease to exist and Bidchaser will be the surviving corporation in the Merger. Each of the constituent corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Internal Revenue Code of 1986, as amended. The transaction is expected to be completed on or before August 31, 2006 by the issuance and reserved for issuance to the shareholders of Bidchaser of approximately 10% of the common stock outstanding, on a fully diluted basis, of Integrated Media. After completion of the transaction, Bidchaser will operate as a wholly-owned subsidiary of Integrated Media. The transaction will not require approval of shareholders of Integrated Media.

Closing of the transaction is subject to the customary matters usually associated with business combinations.

About Integrated Media

Integrated Media Holdings was originally founded and incorporated in 1999 as CeriStar, Inc. by a group of technology entrepreneurs led by founder and former CEO of Iomega Corporation. On September 10, 2002, we merged with a wholly owned subsidiary of Planet Resources Inc., a non-operating publicly held company (together referred to as “Planet”) in which all of our issued and outstanding stock, including Convertible Preferred Series A shares and the Convertible Preferred Series B shares, were exchanged for shares of Planet common stock. Series A and B preferred shares were exchanged at a rate of .757 shares for every common share of Planet and the common stock of the Company were exchanged into .322 shares of common stock of Planet. Just prior to the merger, Planet authorized a 1 for 5.23 reverse stock split. The merger was accounted for as a reverse merger with CeriStar being the accounting acquirer. On October 15, 2002, Planet Resources Inc. was renamed CeriStar, Inc. The company changed its name to Endavo Media and Communications, Inc. in September 2004 to reflect its concentration on the distribution of content and services over the Internet and broadband networks. We executed a consolidation of equity capital in order to reposition the company to raise public capital. In September 2005, we consolidated operations to reduce costs while we redirected the company’s business plan focus. In April 2006, we reorganized as a public holding company, changing our name to Integrated Media Holdings, Inc., in order to pursue the strategic objective of acquiring interest in broadband media and services companies, along with new business plans. Endavo now operates as a wholly owned subsidiary of Integrated Media Holdings, Inc. Endavo Media and Communications, Inc. provides digital video delivery solutions and products to owners of video and media content through Internet Protocol, or “IP,” based networks.

After our September 2005 consolidation and under a newly refocused business plan in the fourth quarter of 2005 and first quarter of 2006, we began testing and launching specific new product designed to provide digital content distribution and management solutions for content owners seeking to distribute online and over broadband, or IP, networks. Specifically, our new solutions facilitate the distribution of digital video and programming, on behalf of content owners, to connected customers and broadband communities. Our systems reside on a national fiber (IP) backbone network, allowing us to efficiently reach consumers over the Internet and on local broadband networks through IP service providers. We call our integrated content management & distribution system, content delivery network and d-commerce platform the “EcoSystem”. The initial phase of our restructured business plan is to distribute digital video and programming to certain targeted groups of broadband consumers through web-based portals, or communities, and through the Windows Media Center Edition TM PC platform. Our content delivery platforms enable the delivery of video, audio and other services to networked personal computers, televisions and mobile devices.

Item 7. Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit A – Agreement and Plan of Merger among Integrated Media and Bidchaser dated July 17, 2006 (without Exhibits)

Exhibit B - Press Release of Integrated Media dated July 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: July 19, 2006

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

AMONG

INTEGRATED MEDIA HOLDINGS, INC.

(a Delaware corporation)

BIDCHASER, INC..

(a Florida corporation)

AND

BCI ACQUISITION CORP.

(a Florida corporation)

DATED AS OF JULY ___, 2006

Bidchaser Disclosure Schedule

IMHI Disclosure Schedule

Exhibit A – Form of Florida Articles of Merger

Exhibit B – Form of Registration Rights Agreement

Exhibit C – Form of Opinion of Bidchaser’s Counsel

Exhibit D – Form of Opinion of IMHI’s Counsel

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (“Agreement”) entered into as of June ___, 2006, by and among Integrated Media Holdings, Inc., a Delaware corporation (“IMHI”), Bidchaser, Inc., a Florida corporation (“Bidchaser”), and BCI Acquisition Corp., a Florida corporation and a wholly owned subsidiary of IMHI (“IMHI Sub”). IMHI, Bidchaser and IMHI Sub are referred to collectively herein as the “Parties.”

R E C I T A L S:

A. IMHI Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable sections of the Florida Business Corporation Act (“Florida Law”) will merge with and into Bidchaser (the “Merger”).

B. The Board of Directors and a majority of the shareholders of Bidchaser have determined that the Merger is in the best interests of Bidchaser, has approved and adopted this Agreement and the transactions contemplated hereby.

C. The Board of Directors and a majority of the shareholders of IMHI hav determined that the Merger is in the best interests of IMHI and the Board of Directors and sole shareholder of IMHI Sub have approved and adopted this Agreement and the transactions contemplated hereby.

D. For federal Income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a)(2)(E) of the Code (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

“Agreement” has the meaning set forth in the preface above.

“Articles of Merger” has the meaning set forth in Section 2.02.

“Bidchaser” has the meaning set forth in the preface above.

“Bidchaser Audited Statements” shall mean Bidchaser’s audited financial statements as of and for the period ended with its most recent fiscal year.

“Bidchaser Common Stock” has the meaning set forth in Section 2.06(a).

“Bidchaser Disclosure Schedule” has the meaning set forth in Article 3.

“Bidchaser Most Recent Financial Statements” has the meaning set forth in Section 3.07(b).

“Bidchaser Options” has the meaning set forth in Section 2.10

“Business Day” means a day of the year in which banks are not required or authorized to be closed in the City of Atlanta, GA.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

“Certificates” has the meaning set forth in Section 2.07.

“Cleanup” means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms “removal,” “remedial,” and “response action” include the types of activities covered by CERCLA.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of Bidchaser that is not already generally available to the public.

“Contravene” - an act or omission would “Contravene” something if, as the context requires:

(i)            the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

(ii)           the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(iii)          the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

“Controlled Group of Corporations” has the meaning set forth in Code Section 1563.

Stockholders” mean the persons listed in the Bidchaser Disclosure Schedule.

“Deferred Intercompany Transaction” has the meaning set forth in Regulation Section 1.1502-13.

“Dissenting Shares” has the meaning set forth in Section 2.09.

“Effective Time” has the meaning set forth in Section 2.02.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(i)            any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

(ii)           any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

(iii)          financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

(iv)          any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means CERCLA and any other Legal Requirement that requires or relates to:

(i)            advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)           preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(iii)          reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)          assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)	protecting resources, species, or ecological amenities;

(vi)          reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(vii)         Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

(viii)       making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facility” means any Real Property or tangible personal property interest owned or operated by IMHI or its Subsidiaries. For purposes of Section 4.23 and the definition of “Hazardous Activity,” the term also includes any

Real Property or tangible personal property interest formerly owned or operated by IMHI or its Subsidiaries or any predecessor Person.

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

“Florida Law” has the meaning set forth in the Recitals above.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good Title” means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances, other than such liens, security interests, claims, infringements, and other burdens of encumbrances that a reasonably prudent purchaser of oil and gas properties would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity or the degree of difficulty or the cost of performing curative work.

“Governmental Body” means any:

(i)	nation, region, state, county, city, town, village, district, or other jurisdiction;

(ii)	federal, state, local, municipal, foreign or other government;

(iii)          governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

(iv)	multinational organization;

(v)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

(vi)	official of any of the foregoing.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or IMHI and its Subsidiaries.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Income Taxes” means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

“IMHI” has the meaning set forth in the preface above.

“IMHI Common Stock” means the common stock, par value $.001 per share, of IMHI.

“IMHI Disclosure Schedule” has the meaning set forth in Article 4.

“IMHI Preferred Stock” means the Series A Preferred Stock that has no stated dividend rate and has a liquidation preference of $.001 per share. The Series A Preferred Stock also has voting rights that entitle the preferred shareholders to vote with the common shareholders as if the preferred stock had converted to common. The conversion ratio of the preferred into 9.6 shares of IMHI Common Stock is not subject to revision upon reverse stock dividends or splits that reduce the total shares outstanding.

“IMHI Sub” has the meaning set forth in the preface above.

“Information Statement” has the meaning set forth in Section 3.19.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means actual knowledge after reasonable investigation.

“Legal Requirement” means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

“Merger” has the meaning set forth in the Recitals above.

“Merger Consideration” has the meaning set forth in Section 2.06(b).

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTC” means the OTC Bulletin Board.

“Outstanding Bidchaser Common Stock” means all Bidchaser Common Stock issued and outstanding immediately prior to the Effective Time.

“Parties” has the meaning set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Real Property” means all real property of IMHI and its Subsidiaries, including all parcels and tracts of land in which IMHI or its Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“SEC” means the United States Securities and Exchange Commission.

“Secretary” has the meaning set forth in Section 2.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Surviving Corporation” has the meaning set forth in Section 2.01.

“Taxes” shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Threatened” means an action or matter would be considered to have been “Threatened” if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

ARTICLE 2

THE MERGER

Section 2.01. Basic Transaction. Upon the terms and subject to the conditions set forth in in Section 2.06 of this Agreement , at the Effective Time, IMHI Sub shall be merged with and into Bidchaser. All capital stock of IMHI Sub shall be canceled and retired the corporate existence of IMHI Sub shall automatically cease to exist and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, Bidchaser (the "Surviving Corporation") will be the surviving corporation in the Merger and shall survive as a wholly owned subsidiary of IMHI. Each of the constituent corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368 of the Code and agree to cross indemnify each other to insure that the transaction contemplated in the Agreement shall be considered a tax-free reorganization under the Code and no payment to any party hereto shall be considered taxable under the Code.

Section 2.02. Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by filing articles of merger, substantially in the form of Exhibit A attached hereto (the “Articles of Merger”), with the Secretary of State of the State of Florida (the “Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Florida Law. The term “Effective Time” means the date and time of the filing of the Articles of Merger with the Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the “Closing”) will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the “Closing Date”).

Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Florida Law.

Section 2.04. Articles of Incorporation; Bylaws.

(a)           At the Effective Time, the articles of incorporation of Bidchaser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

(b)           At the Effective Time, the bylaws of Bidchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 2.05. Directors and Officers. At the Effective Time, the persons designated in Section 5.09 shall be the officers and directors of IMHI, to hold office in accordance with the Articles of Incorporation and Bylaws of IMHI until a successor is elected or appointed and has qualified or until the earliest of such director’s death, resignation, removal or disqualification, or as otherwise provided in the bylaws of IMHI.

Section 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of IMHI Sub or Bidchaser:

(a)           Each sixteen and six hundred, twenty-nine one-thousandths (16.629) shares of common stock, $.001 par value per share, of Bidchaser (the “Bidchaser Common Stock”) issued and outstanding immediately prior to the Effective Time (except for such Bidchaser Common Stock held by Bidchaser), shall be converted into the right to receive one fully paid, non assessable share of IMHI Common Stock and each One hundred, twenty five and nine hundred, ninety-three one-thousandths (125.993) shares of Bidchaser Common Stock issued and outstanding immediately prior to the Effective Time (except for such Bidchaser Common Stock held by Bidchaser), shall be converted into the right to receive one fully paid, non assessable share of IMHI Preferred Stock (the “Exchange Ratio”).

(b)           Shares of IMHI Common Stock and IMHI Preferred Stock to be issued to holders of Bidchaser Common Stock pursuant to Section 2.06(a) is referred to as the “Merger Consideration.” If between the date of this Agreement and the Effective Time, any shares of Bidchaser Common Stock held by a Bidchaser Stockholder shall be transferred to Bidchaser, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such transfer of shares.

(c)           In any event, if between the date of this Agreement and the Effective Time, the outstanding shares of IMHI Common Stock, IMHI Preferred Stock and/or Bidchaser Common Stock shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the certificate(s) representing Bidchaser Common Stock in accordance with Section 2.07, such holder of Bidchaser Common Stock shall be entitled to receive the Merger Consideration.

(d)           From and after the Effective Time, all Bidchaser Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration into which such Bidchaser Common Stock were converted in the Merger, upon surrender of the certificate(s) representing such shares in accordance with Section 2.07. Certificates previously representing shares of Bidchaser Common Stock shall be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of Section 2.07, without interest.

(e)           Any Bidchaser Common Stock held in the treasury of Bidchaser and any shares of Bidchaser Common Stock owned by IMHI or any direct or indirect wholly owned subsidiary of IMHI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(f)           Each share of common stock, par value $.001 per share, of IMHI Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation at the Effective Time, and the Surviving Corporation thereafter shall not have other outstanding equity securities.

Section 2.07. Exchange of Certificates.

(a)           Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented Outstanding Bidchaser Common Stock shall tender such Certificates to IMHI or its designated transfer or exchange agent with such other documents as IMHI may reasonably request, including a stock power. Upon surrender of a Certificate for cancellation to IMHI together with such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive in respect of Bidchaser Common Stock formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of Bidchaser Common Stock which is not registered in the transfer records of Bidchaser, the Merger Consideration may be paid in accordance with this Article 2 to the transferee if the Certificates representing such shares of Bidchaser Common Stock are presented to IMHI, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). No interest shall be paid on the Merger Consideration.

(b)           Distributions with Respect to Unexchanged Shares of Bidchaser Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to IMHI Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Bidchaser Certificate with respect to the shares of IMHI Preferred Stock evidenced thereby until the holder of such Bidchaser Certificate shall surrender such Bidchaser Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of IMHI Preferred Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of IMHI Preferred Stock evidenced by such Certificate. There shall be paid to the holder of the certificates representing whole shares of IMHI Preferred Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IMHI Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of IMHI Preferred Stock.

(c)           No Further Rights in Bidchaser Common Stock. The Merger Consideration issued or paid upon conversion of the Outstanding Bidchaser Common Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Bidchaser Common Stock.

(d)           No Liability. Neither IMHI nor the Surviving Corporation shall be liable to Bidchaser for any Merger Consideration (or dividends or distributions with respect thereto) which remains undistributed to the holders of Bidchaser Common Stock for one year after the Effective Time and is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)           Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Bidchaser stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the IMHI, the posting by such Bidchaser stockholder of a bond in such reasonable amount as the IMHI may direct as indemnity against any claim that may be made against it with respect to such Certificate, IMHI will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(f)            No Fractional Shares. No certificates or scrip evidencing fractional shares of IMHI Common Stock or Preferred Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each stockholder of Bidchaser who would otherwise be entitled to receive a fraction of a share of IMHI Common Stock or Preferred Stock, after aggregating all fractional shares of IMHI Preferred Stock which such holder would be entitled to receive under Section 2.06, shall receive the next larger number of whole shares of IMHI Common Stock Preferred Stock to which such holder would otherwise be entitled.

Section 2.08. Stock Transfer Books. At the Effective Time, the stock transfer books of Bidchaser shall be closed and there shall be no further registration of transfers of shares of Bidchaser Common Stock thereafter on the records of Bidchaser. On or after the Effective Time, any Certificates presented to IMHI for any reason shall be converted into the Merger Consideration, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Agreement.

Section 2.09. Dissenting Shares. Bidchaser Common Stock that has not been voted for adoption of the merger and with respect to which dissenter’s rights have been properly demanded in accordance with Sections 607.1302-607.1333 of the Florida Law (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws his demand for dissenter’s rights or becomes ineligible for dissenter’s rights. If a holder of Dissenting Shares withdraws his demand for dissenter’s rights or becomes ineligible for dissetner’s rights, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration.

Section 2.10. Stock Options. At the Effective Time, each then outstanding option to purchase shares of Bidchaser Common Stock granted by Bidchaser (collectively, the “Bidchaser Options”), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be assumed by IMHI. The holders of such Bidchaser Options shall continue to have, and be subject to, the same terms and conditions set forth in the stock option agreements pursuant to which such Bidchaser Options were issued as in effect immediately prior to the Effective Time, except that (i) such Bidchaser Options shall be exercisable for that number of whole shares of IMHI

Common Stock equal to the product of the number of shares of Bidchaser Common Stock covered by the Bidchaser Option immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of IMHI Common Stock, and (ii) the per share exercise price for the shares of IMHI Common Stock issuable upon the exercise of such assumed Bidchaser Option shall be equal to the quotient determined by dividing the exercise price per share of Bidchaser Common Stock specified for such Bidchaser Option under the applicable stock option agreement in effect immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent. At the Effective Time, IMHI shall reserve for issuance the number of shares of IMHI Common Stock that will become issuable upon the exercise of the Bidchaser Options pursuant to this Section 2.09. Nothing in this Section 2.10 shall affect the schedule of vesting (or the acceleration thereof) with respect to the Bidchaser Options to be assumed by IMHI as provided in this Section 2.10. Notwithstanding anything to the contrary, nothing herein shall require IMHI to issue fractional shares of IMHI Common Stock upon the exercise of any Bidchaser Option.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BIDCHASER

Bidchaser represents and warrants to IMHI that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by Bidchaser to IMHI on the date hereof and initialed by the Parties (the “Bidchaser Disclosure Schedule”). Nothing in the Bidchaser Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Bidchaser Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Bidchaser Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

Section 3.01. Organization, Qualification and Corporate Power. Bidchaser is a corporation duly organized, validly existing, and in good standing under the laws of Florida. Each of Bidchaser and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Bidchaser and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of the Bidchaser Disclosure Schedule lists the directors and officers of Bidchaser and its Subsidiaries. Except as set forth on Section 3.01 of the Bidchaser Disclosure Schedule, each of Bidchaser and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement and the other agreements, documents and instruments executed in connection herewith to which Bidchaser is a party and the consummation by Bidchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Bidchaser are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Florida Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which Bidchaser is a party has been duly and validly executed and delivered by Bidchaser and constitute a legal, valid and binding obligation of Bidchaser, enforceable against Bidchaser in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Bidchaser and its Subsidiaries are correct and complete. None of Bidchaser and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Section 3.02. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Bidchaser is subject or any provision of its charter or by-laws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Bidchaser is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of Bidchaser and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

Section 3.03. Capitalization. The entire authorized capital stock of Bidchaser consists of 40,000,000 shares of Bidchaser Common Stock, of which 35,279,000 shares of Bidchaser Common Stock are issued and outstanding and no Bidchaser Common Stock is held in treasury. All of the issued and outstanding shares Bidchaser Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable. Except as set forth in Section 3.03(a) of the Bidchaser Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Bidchaser to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Bidchaser. Except as set forth in Section 3.03(b) of the Bidchaser Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Bidchaser. Section 3.03(a) of the Bidchaser Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Bidchaser Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Bidchaser. Section 3.03(b) of the Bidchaser Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Bidchaser that is subject to registration rights.

Section 3.04. Brokers’ Fees. Except as set forth in Section 3.04 of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.05. Title to Assets. Except as set forth in Section 3.05 of the Bidchaser Disclosure Schedule, Bidchaser and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Bidchaser Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Bidchaser Balance Sheet.

Section 3.06. Subsidiaries. Section 3.06 of the Bidchaser Disclosure Schedule sets forth for each Subsidiary of Bidchaser (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Bidchaser have been duly authorized and are validly issued, fully paid, and nonassessable. One of Bidchaser and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Bidchaser, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Bidchaser and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Bidchaser to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Bidchaser. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Bidchaser. None of Bidchaser and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Bidchaser.

Section 3.07. Financial Statements.

(a)           The Bidchaser Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of Bidchaser; (ii) present fairly and accurately the financial condition of Bidchaser, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of Bidchaser, and of the results of operations of Bidchaser for the periods covered by such statements, and fairly present the financial position, results of operations and changes in stockholders’ equity and cash flows of Bidchaser and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(b)           The unaudited balance sheet and statement of income and cash flow (“Bidchaser Most Recent Financial Statements”) as of and for the six months ended June 30, 2006 for Bidchaser have been prepared in accordance with GAAP applied on a consistent basis and present fairly the financial condition of Bidchaser as of such dates and the results of operations of Bidchaser for such periods; provided, however, that the Bidchaser Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

(c)           Except to the extent set forth on (i) the audited consolidated balance sheet of Bidchaser as of December 31, 2005, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended December 31, 2005 (the “Bidchaser Balance Sheet”), and/or (ii) the unaudited balance sheet of Bidchaser as of June 30, 2006, including the notes to the unaudited financial statements of which such balance sheet is a part, neither Bidchaser nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           Except as set forth herein or in Section 3.07 of the Bidchaser Disclosure Schedule, since December 31, 2005, there has not been any material adverse change in the financial condition of Bidchaser. Without limiting the generality of the foregoing, since that date:

(i)            none of Bidchaser and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

(ii)           none of Bidchaser and its Subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

(iii)          no party (including any of Bidchaser and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of Bidchaser and its Subsidiaries is a party or by which any of them is bound;

(iv)          none of Bidchaser and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

(v)           none of Bidchaser and its Subsidiaries has made any capital expenditures (or series of related capital expenditures) in excess of $10,000;

(vi)          except as set forth in Section 4.08(f) of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(vii)         none of Bidchaser and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $5,000 singly or $10,000 in the aggregate;

(ix)          none of Bidchaser and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(x)           there has been no change made or authorized in the charter or bylaws of any of Bidchaser and its Subsidiaries;

(xi)          none of Bidchaser and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xii)         except as set forth in Section 4.08(k) of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiii)        none of Bidchaser and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xiv)        except as set forth in Section 4.08(m) of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(xv)         none of Bidchaser and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(xvi)        none of Bidchaser and its Subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

(xvii)       none of Bidchaser and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(xviii)      none of Bidchaser and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

(xix)        except as set forth in Section 4.08(r) of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(xx)         none of Bidchaser and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(xxi)        none of Bidchaser and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(xxii)       there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Bidchaser and its Subsidiaries; and

(xxiii)	none of Bidchaser and its Subsidiaries has committed to any of the foregoing.

Section 3.08. Undisclosed Liabilities. Except as set forth in Section 3.08 of the Bidchaser Disclosure Schedule, none of Bidchaser and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Bidchaser Balance Sheet (rather than in any notes thereto).

Section 3.09. Legal Compliance. Except as set forth herein or in Section 3.09 of the Bidchaser Disclosure Schedule each of Bidchaser, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Bidchaser or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 3.10. Real Property. Each of Bidchaser and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than pursuant to a valid lease.

Section 3.11. Tax Matters.

(a)           Each of Bidchaser and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of Bidchaser and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Bidchaser and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Bidchaser and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Bidchaser and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)           Each of Bidchaser and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)           No director or officer (or employee responsible for Tax matters) of any of Bidchaser and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of Bidchaser or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of Bidchaser and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between Bidchaser or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to Bidchaser or its Subsidiaries or the business or property of Bidchaser or its Subsidiaries.

(d)           Section 3.11(d) of the Bidchaser Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Bidchaser and its Subsidiaries for Taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Bidchaser has delivered to Bidchaser correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Bidchaser or its Subsidiaries since December 31, 1998. None of Bidchaser and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           None of Bidchaser and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of Bidchaser and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of Bidchaser and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Bidchaser and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of Bidchaser and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Bidchaser and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Bidchaser) or (ii) has any liability for the Taxes of any Person (other than of Bidchaser or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)            Section 3.11(f) of the Bidchaser Disclosure Schedule sets forth estimates of the following information with respect to each of Bidchaser and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Bidchaser or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Bidchaser or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Bidchaser or Subsidiary arising out of any Deferred Intercompany Transaction.

(g)           The unpaid Taxes of Bidchaser and its Subsidiaries (i) did not, as of December 31, 2005, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Bidchaser Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Bidchaser and its Subsidiaries in filing their Tax Returns.

Section 3.12. Real Property.

(a)           Each of Bidchaser and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property other than pursuant to a valid lease.

(b)           Section 3.12(b) of the Bidchaser Disclosure Schedule lists and describes briefly all real property leased or subleased to each of Bidchaser and its Subsidiaries. Bidchaser has delivered to Bidchaser correct and complete copies of the leases and subleases listed in Section 3.12(b) of the Bidchaser Disclosure Schedule (as amended to date).

Section 3.13. Intellectual Property.

(a)           The Intellectual Property of Bidchaser does not interfere with, infringe upon, misappropriate, or violate any Intellectual Property rights of third parties, and none of the directors and officers of Bidchaser and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Bidchaser and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of Bidchaser.

(b)           Section 3.13(b) of the Bidchaser Disclosure Schedule identifies each license, sublicense, agreement, or permission granted by Bidchaser or its Subsidiaries to any third party relating to Intellectual Property of Bidchaser.

Section 3.14. Tangible Assets. The tangible assets that Bidchaser and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

Section 3.15. Contracts. Section 3.15 of the Bidchaser Disclosure Schedule lists the following contracts and other agreements to which any of Bidchaser and its Subsidiaries is a party:

(a)           any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000;

(b)           any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000;

(c)	any agreement concerning a partnership or joint venture;

(d)           any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(e)	any agreement concerning confidentiality or noncompetition;

(f)            any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to Bidchaser or its Subsidiaries) with any director, officer, Affiliate or “associate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of Bidchaser or its Subsidiaries;

(g)           any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h)	any collective bargaining agreement;

(i)            any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(j)            any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(k)           any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Bidchaser and its Subsidiaries; or

(l)            any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

Bidchaser has delivered to IMHI a correct and complete copy of each written agreement listed in Section 3.15 of the Bidchaser Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 3.20 of the Bidchaser Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

Section 3.16. Notes and Accounts Receivable. All notes and accounts receivable of Bidchaser and its Subsidiaries listed on Section 3.21 of the Bidchaser Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Bidchaser Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 3.16 of the Bidchaser Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

Section 3.17. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Bidchaser and its Subsidiaries.

Section 3.18. Insurance. Section 3.18 of the Bidchaser Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which any of Bidchaser and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

(a)	the name, address, and telephone number of the agent;

(b)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)	the policy number and the period of coverage;

(d)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e)	a description of any retroactive premium adjustments or other loss- sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of Bidchaser and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Each of Bidchaser and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3.18 of the Bidchaser Disclosure Schedule describes any material self-insurance arrangements affecting any of Bidchaser and its Subsidiaries.

Section 3.19. Litigation. Section 3.19 of the Bidchaser Disclosure Schedule sets forth each instance in which any of Bidchaser and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.19 of the Bidchaser Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Bidchaser and its Subsidiaries. None of Bidchaser and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Bidchaser and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Bidchaser and its Subsidiaries.

Section 3.20. Employees. None of Bidchaser and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Bidchaser and its Subsidiaries has committed any material unfair labor practice. None of Bidchaser and its Subsidiaries and the directors and officers of Bidchaser and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Bidchaser and its Subsidiaries.

Section 3.21. Employee Benefits.

(a)           None of Bidchaser and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

(b)           None of Bidchaser, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Bidchaser and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

(c)           None of Bidchaser and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(d)           No current or former employee, officer and director of Bidchaser and its Subsidiaries has any outstanding agreement, contract or understanding with respect to Bidchaser or its Subsidiaries that provides for bonus payments.

Section 3.22. Guaranties. None of Bidchaser and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.23. Environment, Health, and Safety. Each of Bidchaser and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of Bidchaser and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Bidchaser or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Bidchaser, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

Section 3.24. Certain Business Relationships With Bidchaser. Except as disclosed in Section 4.24 of the Bidchaser Disclosure Schedule, none of the directors and officers of Bidchaser and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with Bidchaser or its Subsidiaries within the past 24 months, and none of the directors and officers of Bidchaser and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of Bidchaser or its Subsidiaries.

Section 3.25. Change of Control. Bidchaser and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a “change in control,” “potential change in control” or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Bidchaser and its Subsidiaries to any Person, materially increase any benefits otherwise payable by Bidchaser or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

Section 3.26. Guaranties. None of Bidchaser and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.27. Certain Business Practices. Bidchaser and its Subsidiaries and, to the Knowledge of Bidchaser, each director, officer, authorized agent or employee of Bidchaser or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Bidchaser and its Subsidiaries.

Section 3.28. Parachute Payments. Bidchaser has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 3.29. Information Statement. The information supplied or to be supplied by or on behalf of Bidchaser for inclusion or incorporated by reference in any Bidchaser information statement that may be required pursuant to Section 14(f) of the Exchange Act, in definitive form (the “Information Statement”), will not, at the date mailed to the Bidchaser stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Bidchaser, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

Section 3.30. Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

CONCERNING IMHI AND ITS SUBSIDIARIES

IMHI and its Subsidiaries represent and warrant to Bidchaser that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by IMHI to Bidchaser on the date hereof and initialed by the Parties (the “IMHI Disclosure Schedule”). Nothing in the IMHI Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the IMHI Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The IMHI Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

Section 4.01. Organization, Qualification, and Corporate Power. Each of IMHI and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of IMHI and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of IMHI and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the IMHI Disclosure Schedule lists the directors and officers of IMHI and its Subsidiaries. Except as set forth on Section 4.01 of the IMHI Disclosure Schedule, each of IMHI and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution and delivery of this Agreement by IMHI and the other agreements, documents and instruments executed in connection herewith to which IMHI is a party and the consummation by IMHI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of IMHI are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Articles of Merger with the Secretary as required by Florida Law). The Agreement and the other agreements, documents and instruments executed in connection herewith to which IMHI is a party has been duly and validly executed and delivered by IMHI and constitute a legal, valid and binding obligation of IMHI, enforceable against IMHI in accordance with their respective terms. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of IMHI and its Subsidiaries are correct and complete. None of IMHI and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Section 4.02. Capitalization. The entire authorized capital stock of IMHI consists of 100,000,000 IMHI Common Stock shares and 5,000,000 IMHI Preferred Stock shares. As of June 1, 2006, 5,908,640 shares of IMHI Common Stock were issued and outstanding 4,500,000 shares of IMHI Preferred Stock have been designated Series A Preferred Stock, 3,821,197 were issued and outstanding and no IMHI Common Stock shares were held in treasury. Outstanding 280,000 shares of Series A Preferred Stock will be returned to IMHI for cancellation prior to the closing. All of the issued and outstanding IMHI Common Stock and Preferred Stock shares have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 4.02(a) of the IMHI Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require IMHI to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to IMHI. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of IMHI. Section 4.02(a) of the IMHI Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of IMHI Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of IMHI. Section 4.02(b) of the IMHI Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of IMHI that is subject to registration rights.

Section 4.03. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of IMHI and its Subsidiaries is subject or any provision of the charter or bylaws of any of IMHI and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of IMHI and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). None of IMHI and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, other than the filing and recordation of the Articles of Merger with the Secretary.

Section 4.04. Brokers’ Fees. Except as set forth in Section 4.04 of the IMHI Disclosure Schedule, none of IMHI and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 4.05. Title to Assets. IMHI and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the IMHI

Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the IMHI Balance Sheet.

Section 4.06. Subsidiaries. Section 4.06 of the IMHI Disclosure Schedule sets forth for each Subsidiary of IMHI (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of IMHI have been duly authorized and are validly issued, fully paid, and nonassessable. One of IMHI and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of IMHI, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of IMHI and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of IMHI to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of IMHI. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of IMHI. None of IMHI and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of IMHI.

Section 4.07. SEC Filings; Financial Statements.

(a)           IMHI has timely filed all forms, reports, statements and documents (collectively, the “SEC Reports”) required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of IMHI is currently required to file any form, report or other document with the SEC.

(b)           Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of IMHI; (ii) present fairly and accurately the financial condition of IMHI, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of IMHI, and of the results of operations of IMHI for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-K and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders’ equity and cash flows of IMHI and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except to the extent set forth on the audited consolidated balance sheet of IMHI as of December 31, 2005, including the notes to the audited financial statements of which such balance sheet is a part and which is included in IMHI’s Form 10-KSB for the year ended December 31, 2005 (the “IMHI Balance Sheet”), neither IMHI nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           IMHI has heretofore made available to Bidchaser, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by IMHI with the SEC to all agreements, documents and other instruments that previously had been filed by IMHI as exhibits to the SEC Reports and are currently in effect.

Section 4.08. Absence of Certain Changes or Events. Since December 31, 2005, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of IMHI and its Subsidiaries.

Section 4.09. Undisclosed Liabilities. None of IMHI and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the IMHI Balance Sheet (rather than in any notes thereto).

Except as set forth in Section 4.09 of the IMHI Disclosure Schedule, IMHI does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its Subsidiaries operations, ownership of assets, actions or inactions.

Section 4.10. Legal Compliance. Each of IMHI, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by IMHI or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 4.11. Tax Matters.

(a)           Each of IMHI and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file, except as set forth in section 4.11 of IMHI Disclosure Schedule. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of IMHI and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of IMHI and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of IMHI and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of IMHI and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)           Each of IMHI and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)           No director or officer (or employee responsible for Tax matters) of any of IMHI and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of IMHI or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of IMHI and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between IMHI or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to IMHI or its Subsidiaries or the business or property of IMHI or its Subsidiaries.

(d)           Section 4.11(d) of the IMHI Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to IMHI and its Subsidiaries for Taxable periods ended on or after December 31, 1999 indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. IMHI has delivered to Bidchaser correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by IMHI or its Subsidiaries since December 31, 1998. None of IMHI and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           None of IMHI and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of IMHI and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of IMHI and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of IMHI and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of IMHI and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of IMHI and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was IMHI) or (ii) has any liability for the Taxes of any Person (other than of IMHI or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)            Section 4.11(f) of the IMHI Disclosure Schedule sets forth estimates of the following information with respect to each of IMHI and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of IMHI or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to IMHI or Subsidiary; and (D) the amount of any deferred gain or loss allocable to IMHI or Subsidiary arising out of any Deferred Intercompany Transaction.

(g)           The unpaid Taxes of IMHI and its Subsidiaries (i) did not, as of December 31, 2005, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the IMHI Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of IMHI and its Subsidiaries in filing their Tax Returns.

Section 4.12. Real Property.

(a)           Each of IMHI and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property other than pursuant to a valid lease.

(b)           Section 4.12(b) of the IMHI Disclosure Schedule lists and describes briefly all real property leased or subleased to each of IMHI and its Subsidiaries. IMHI has delivered to Bidchaser correct and complete copies of the leases and subleases listed in Section 4.12(b) of the IMHI Disclosure Schedule (as amended to date).

Section 4.13. Intellectual Property.

(a)           The Intellectual Property of IMHI does not interfere with, infringe upon, misappropriate, or violate any Intellectual Property rights of third parties, and none of the directors and officers of IMHI and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of IMHI and its

Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of IMHI.

(b)           Section 4.13(b) of the IMHI Disclosure Schedule identifies each license, sublicense, agreement, or permission granted by IMHI or its Subsidiaries to any third party relating to Intellectual Property of IMHI.

Section 4.14. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that IMHI and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

Section 4.15. Contracts. Section 4.15 of the IMHI Disclosure Schedule lists the following contracts and other agreements to which any of IMHI and its Subsidiaries is a party:

(a)           any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000;

(b)           any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

(c)	any agreement concerning a partnership or joint venture;

(d)           any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(e)	any agreement concerning confidentiality or noncompetition;

(f)            any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to IMHI or its Subsidiaries) with any director, officer, Affiliate or “associate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of IMHI or its Subsidiaries;

(g)           any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h)	any collective bargaining agreement;

(i)            any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(j)            any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(k)           any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of IMHI and its Subsidiaries; or

(l)            any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

IMHI has delivered to Bidchaser a correct and complete copy of each written agreement listed in Section 4.15 of the IMHI Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.20 of the IMHI Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

Section 4.16. Notes and Accounts Receivable. All notes and accounts receivable of IMHI and its Subsidiaries listed on Section 4.21 of the IMHI Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the IMHI Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 4.16 of the IMHI Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

Section 4.17. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of IMHI and its Subsidiaries.

Section 4.18. Insurance. Section 4.18 of the IMHI Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which any of IMHI and its Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

(a)	the name, address, and telephone number of the agent;

(b)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)	the policy number and the period of coverage;

(d)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e)	a description of any retroactive premium adjustments or other loss- sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of IMHI and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Each of IMHI and its Subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.18 of the IMHI Disclosure Schedule describes any material self-insurance arrangements affecting any of IMHI and its Subsidiaries.

Section 4.19. Litigation. Section 4.19 of the IMHI Disclosure Schedule sets forth each instance in which any of IMHI and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.19 of the IMHI Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of IMHI and its Subsidiaries. None of IMHI and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of IMHI and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of IMHI and its Subsidiaries.

Section 4.20. Employees. None of IMHI and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of IMHI and its Subsidiaries has committed any material unfair labor practice. None of IMHI and its Subsidiaries and the directors and officers of IMHI and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of IMHI and its Subsidiaries.

Section 4.21. Employee Benefits.

(a)           None of IMHI and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

(b)           None of IMHI, its Subsidiaries and the other members of the Controlled Group of Corporations that includes IMHI and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

(c)           None of IMHI and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(d)           No current or former employee, officer and director of IMHI and its Subsidiaries has any outstanding agreement, contract or understanding with respect to IMHI or its Subsidiaries that provides for bonus payments.

Section 4.22. Guaranties. None of IMHI and its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 4.23. Environment, Health, and Safety. Each of IMHI and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of IMHI and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of IMHI or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by IMHI, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

Section 4.24. Certain Business Relationships With IMHI. Except as disclosed in Section 4.24 of the IMHI Disclosure Schedule, none of the directors and officers of IMHI and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with IMHI or its Subsidiaries within the past 24 months, and none of the directors and officers of IMHI and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of IMHI or its Subsidiaries.

Section 4.25. Change of Control. IMHI and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a “change in control,” “potential change in control” or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IMHI and its Subsidiaries to any Person, materially increase any benefits otherwise payable by IMHI or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.26. Certain Business Practices. IMHI and its Subsidiaries and, to the Knowledge of IMHI, each director, officer, authorized agent or employee of IMHI or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of IMHI and its Subsidiaries.

Section 4.27. Parachute Payments. IMHI has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 4.28. Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

ARTICLE 5

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

Section 5.01. General. Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

Section 5.02. Notices and Consents. Each of IMHI and its Subsidiaries shall give any notices to third parties, and each of IMHI and its Subsidiaries shall use its best efforts to obtain any third party consents, that Bidchaser reasonably may request in connection with the matters referred to in Section 4.03. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

Section 5.03. Operation of Business. Each of (i) IMHI and its Subsidiaries, and (ii) Bidchaser, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, IMHI and its Subsidiaries and Bidchaser shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type of referred to in Section 4.20 (only with respect to IMHI and its Subsidiaries), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to IMHI and its Subsidiaries).

Section 5.04. Preservation of Business. Each of (i) IMHI and its Subsidiaries, and (ii) Bidchaser, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

Section 5.05. Full Access.

(a)           Each of IMHI and its Subsidiaries shall permit representatives of Bidchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of IMHI, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to IMHI and its Subsidiaries.

(b)           Bidchaser shall permit representatives of IMHI to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Bidchaser, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Bidchaser.

Section 5.06. Notice of Developments. Bidchaser and IMHI will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the Bidchaser Disclosure Schedule or the IMHI Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.07. Exclusivity.

(a)           Except as set forth in Section 5.07 if IMHI Disclosure Schedule, IMHI agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, IMHI or any of its Subsidiaries (collectively, the “IMHI Representatives”) to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit IMHI from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with IMHI pursuant to an Acquisition Proposal which the board of directors of IMHI (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of IMHI than the transactions contemplated by this Agreement (a “Superior Proposal”), so long as:

(i)            prior to furnishing any information to, or entering into discussions or negotiations with such a Person, IMHI provides twenty- four (24) hours’ advance written notice to Bidchaser to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom IMHI shall have received an executed confidentiality agreement in form and substance satisfactory to Bidchaser prior to furnishing such information;

(ii)           such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

(iii)          prior to furnishing any nonpublic information to any such Person, IMHI furnishes such nonpublic information to Bidchaser (to the extent that such nonpublic information has not been previously furnished by IMHI to Bidchaser);

(iv)          neither IMHI nor any of its Subsidiaries nor any of the IMHI Representatives shall have violated any of the restrictions set forth in this Section 5.07;

(v)           such unsolicited bona fide proposal relating to a Superior Proposal is made by a third party that the board of directors of IMHI (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

(vi)          the board of directors of IMHI (or any committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to IMHI, determines in good faith that such action is required for the Board of Directors of IMHI to comply with its fiduciary duties to stockholders imposed by applicable law; and

(vii)         IMHI keeps Bidchaser informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides Bidchaser copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

(b)           IMHI shall notify Bidchaser orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof. IMHI will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. IMHI agrees to inform the IMHI Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Agreement shall prevent the board of directors of IMHI from referring any third-party to this Section 5.07.

(c)           IMHI agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which IMHI or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Bidchaser.

(d)           Except as expressly permitted by this Section 5.07, neither the board of directors of IMHI nor any committee thereof shall (A) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to Bidchaser, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (C) cause IMHI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an “Acquisition Agreement”) related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of IMHI (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of IMHI under applicable law, the board of directors of IMHI may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following Bidchaser’s receipt of written notice advising Bidchaser that the board of directors of IMHI is prepared to do so, and only if, during such twenty-four (24) hour period, IMHI and its advisors shall have negotiated in good faith with Bidchaser to make such adjustments in the terms and conditions of this Agreement as would enable Bidchaser to proceed with the transactions contemplated herein on such adjusted terms.

(e)           Nothing contained in this Section 5.07 shall prohibit IMHI from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of IMHI if, in the good faith judgment of the board of directors of IMHI, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

For purposes of this Section 5.07, “Acquisition Proposal” means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of IMHI generally), from any Person relating to any (a)

direct or indirect acquisition or purchase of assets (x) that constitute 15% or more of the assets of IMHI and its Subsidiaries taken as a whole or (y) for which 15% or more of the net revenues or net income of IMHI and its Subsidiaries taken as a whole are attributable, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of IMHI or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of IMHI and its Subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of IMHI or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of IMHI and its Subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving IMHI or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of IMHI and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

Section 5.08. Filing of Current Report on Form 8-K. Promptly after execution of this Agreement, IMHI shall file, if required or permitted under the Exchange Act, a Current Report on Form 8-K (“8-K”) with the SEC to report the proposed Merger and terms thereof.

Section 5.09. Composition of IMHI and Surviving Corporation Board and Officers at Effective Time. IMHI will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of IMHI is comprised of, and the officer positions of IMHI are filled with, the persons set forth in Section 5.9 of the IMHI Disclosure Schedule, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

Section 5.10. Information Statement. IMHI, with the cooperation and assistance of Bidchaser and its counsel, will prepare and distribute to the holders of Bidchaser Common Stock an Information Statement substantially in the form required by applicable rules and regulations under the Exchange Act no later than fifteen (15) Business Days after the date of this Agreement.

Section 5.11. Section 16(b) Board Approval. Prior to Closing, the Board of Directors of IMHI shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of “non-employee directors” thereof, approve and adopt, for purposes of exemption from “short-swing” liability under Section 16(b) of the Exchange Act, the acquisition of IMHI Common Stock and/or IMHI Preferred Stock at the Effective Time by officers and directors of Bidchaser who become, prior to, at, or following the Effective Time of the Merger, officers or directors of IMHI as a result of the conversion of shares of Bidchaser Common Stock in the Merger and the assumption of any Bidchaser options or warrants by IMHI at the Effective Time. Such resolution shall set forth the name of the applicable “insiders” for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the options and warrants of Bidchaser to be assumed by IMHI at the Effective Time, the material terms of the options and warrants to purchase IMHI Common Stock acquired by such insiders as a result of the assumption by IMHI of such options and warrants.

Section 5.12. Confidentiality. Each of IMHI and its Subsidiaries agrees that, until the earlier of (i) two years from the date of this Agreement and (ii) the Effective Time:

(a)           each of IMHI and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Bidchaser or destroy, at the request and option of Bidchaser, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

(b)           in the event that any of IMHI and its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that IMHI and its Subsidiaries will notify Bidchaser promptly of the request or requirement so that Bidchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.12; and

(c)           if, in the absence of a protective order or the receipt of a waiver hereunder, any of IMHI or its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that IMHI or its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of Bidchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Bidchaser shall designate.

ARTICLE 6

POST-CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

Section 6.01. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Section 6.02. Transition. None of IMHI and its Subsidiaries will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of IMHI and its Subsidiaries from maintaining the same business relationships with IMHI and its Subsidiaries after the Closing as it maintained with IMHI and its Subsidiaries prior to the Closing.

Section 6.03. Tax Payment. Notwithstanding anything herein to the contrary, Bidchaser and/or IMHI shall pay the Bidchaser stockholders an amount equal to any liability for Taxes owed by the Bidchaser stockholders that are attributable to income reported on Bidchaser’s 2005 Tax Return and the short- period taxable year 2006 of Bidchaser ending on the Closing Date. Such payment may be made either pre- or post-Closing. In addition, notwithstanding anything herein to the contrary, to the extent not previously paid, IMHI shall issue Bidchaser Stockholder a non-interest bearing note payable on demand for the estimated liability for Taxes owed by the Bidchaser stockholders pursuant to this Section 6.03, no later than September 30, 2006.

Section 6.04. Restrictions on Certain Intercompany Transactions. From and after the Effective Time and for a period ended nine months from the Effective Time or such earlier date as Exploration shall cease to be a Subsidiary of IMHI, IMHI shall not, without the unanimous consent of the Board of Directors of Exploration, take any action to cause cash or cash equivalents to be transferred, sold or exchanged, whether by dividend or otherwise, from Exploration to IMHI or any other Subsidiary of IMHI (other than a Subsidiary of Exploration) except for payment or reimbursement to IMHI or such Subsidiary for any liabilities to which IMHI and its Subsidiaries may be or become subject relating to or arising out of the assets, business, operations, debts or liabilities of Exploration, whether arising prior to, concurrent with or after the Merger.

ARTICLE 7

CONDITIONS TO OBLIGATION TO CLOSE

Section 7.01. Conditions to Obligation of Bidchaser. The obligation of Bidchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

(b)           IMHI and its Subsidiaries shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(c)           IMHI and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

(d)           no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Bidchaser shareholders to own IMHI Common Stock and/or IMHI Preferred Stock shares and to control IMHI and its Subsidiaries, or (iv) affect materially and adversely the right of IMHI and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)           IMHI and its Subsidiaries shall have delivered to Bidchaser a certificate to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

(f)            the Parties, IMHI and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

(g)           Bidchaser shall have received an opinion of counsel to IMHI substantially in the form of Exhibt D addressed to Bidchaser and dated as of the Closing Date;

(h)	At Closing, Bidchaser shall have received from IMHI:

(i)            a registration rights agreement addressed to each of the Bidchaser shareholders substantially in the form of Exhibit B hereto;

(ii)           a certified copy of the Certificate of Incorporation of IMHI (including the Certificate of Designations related to the IMHI Preferred Stock) as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Delaware;

(iii)          certificates, as of the most recent practicable dates, as to the corporate good standing of IMHI and its Subsidiaries issued by the Secretary of State of the State of Delaware and any other state in which IMHI and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(iv)          a copy of the by-laws of IMHI in effect on the Closing Date certified by the Secretary of IMHI as of the Closing Date;

(v)           resolutions of the Board of Directors of IMHI and IMHI Sub, authorizing and approving all matters in connection with this Agreement (including matters set forth in Section 5.11) and the transactions contemplated hereby, certified by the Secretary of IMHI as of the Closing Date;

(vi)          stock certificates representing the IMHI Common Stock and IMHI Preferred Stock issuable pursuant to Article 2 upon presentation of the Certificates; and

(vii)	such other documents as Bidchaser may reasonably request;

(i)            all actions to be taken by IMHI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Bidchaser.

Bidchaser may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

Section 7.02 Conditions to Obligation of IMHI. The obligation of IMHI to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

(b)           Bidchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           Bidchaser shall have delivered to IMHI a certificate to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

(e)           the Parties and IMHI shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03; and

(f)            all actions to be taken by Bidchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to IMHI.

(g)           IMHI shall have received an opinion of counsel to Bidchaser substantially in the form of Exhibit C addressed to IMHI and dated as of the Closing Date;

(h)	At Closing, IMHI shall have received from Bidchaser:

(i)            all documents, books (including minute books, stock certificate books, stock ledgers and the corporate seal), records (including Tax records), agreements, and financial data of any sort relating to Bidchaser and its Subsidiaries;

(ii)           a certified copy of the Certificate of Incorporation of Bidchaser as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Florida;

(iii)          certificates, as of the most recent practicable dates, as to the corporate good standing of Bidchaser and its Subsidiaries issued by the Secretary of State of the State of Florida and any other state in which Bidchaser and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(iv)          a copy of the by-laws of Bidchaser in effect on the Closing Date certified by the Secretary of Bidchaser as of the Closing Date;

(v)           resolutions of the Board of Directors of Bidchaser, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of Bidchaser as of the Closing Date;

(vi)          stock certificates representing the Bidchaser Common Stock pursuant to Section 2.06 upon presentation of the IMHI Preferred Stock and IMHI Common Stock;

(vii)	such other documents as IMHI may reasonably request;

(i)            The period of time in which Bidchaser Stockholders may perfect appraisal rights with respect to the Merger shall have expired, and Dissenting Shares shall constitute not more than 2% of the Bidchaser Common Stock outstanding immediately prior to the Effective Time.

IMHI may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.

ARTICLE 8

TERMINATION

Section 8.01. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

(a)           IMHI and Bidchaser may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)           Bidchaser may terminate this Agreement by giving written notice to IMHI at any time prior to the Closing (i) in the event any of IMHI and its Subsidiaries has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Bidchaser has notified IMHI of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 31, 2003, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from Bidchaser itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c)           IMHI may terminate this Agreement by giving written notice to Bidchaser at any time prior to the Closing (i) in the event Bidchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, IMHI has notified Bidchaser of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 31, 2006, by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from any of IMHI and its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement).

Section 8.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.12 shall survive termination.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of IMHI and Bidchaser, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

Section 9.02. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

Section 9.03. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, except for the Confidentiality Agreement by and between IMHI and Bidchaser, dated April 28, 2006.

Section 9.04. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of IMHI and Bidchaser.

Section 9.05. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement.may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 9.06. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Bidchaser:	Bidchaser, Inc..
6305 Westwood Blvd., Suite 200
Orlando, FL 32821
Attention: Harish R. Shah, President
Fax number : 915-845-6421

With a copy (that shall not constitute notice) to:

Philip L, Logas, Esq.
55 East Pine Street

Orlando, Florida 32801

Telephone: 407-849-1555

If to IMHI:	Integrated Media Holdings, Inc.
10 Glenlake Parkway, Suite 130
Atlanta, GA 30328

Attention: Paul D. Hamm, Chief Executive Officer

Fax Number: 678-623-5026

With a copy (that shall not constitute notice) to:

Sonfield & Sonfield
770 South Post Oak Lane
Houston, Texas 77056
Attention: Robert L. Sonfield, Jr., Esq.
Fax number: 713-877-1547

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 9.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by IMHI and Bidchaser. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 9.11. Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 9.14. Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

Section 9.15. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Nothing in this Section 9.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Section 9.16. Survival. The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time. The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INTEGRATED MEDIA HOLDINGS, INC.

a Delaware corporation

BIDCHASER, INC..

a Florida corporation

______________________________________

Harish R. Shah, Director

BCI ACQUISITION CORP.

a Florida corporation

BIDCHASER DISCLOSURE SCHEDULE

Section 3.01. Organization, Qualification and Corporate Power

Directors as of June 1, 2006

Harish R. Shah - Director

Section 3.03. Capitalization

3.03(a) Obligations to issue capital stock

3.03(b) Voting agreements

Section 3.04. Brokers’ Fees

None

Section 3.05. Title to Assets

Not Applicable

Section 3.06. Subsidiaries

Not Applicable – no subsidiaries

Section 3.07. Financial Statements

To come

Section 3.08. Undisclosed Liabilities

None

Section 3.08. Undisclosed Liabilities

None

Section 3.14. Litigation

None

Section 3.15 Employees

None - no union

IMHI DISCLOSURE SCHEDULE

Section 4.01. Organization, Qualification, and Corporate Power

Directors
Paul D. Hamm -	President and Director
Jerry Dunlap	Director

Subsidiaries

Section 4.02(a). Capitalization

Section 4.02(b). Capitalization

Section 4.04. Brokers’ Fees

NONE

Section 4.06. Subsidiaries

Section 4.08(f). Absence of Certain Changes or Events

NONE

Section 4.08(k) Absence of Certain Changes or Events

NONE

Section 4.08(m). Absence of Certain Changes or Events

NONE

Section 4.08(r). Absence of Certain Changes or Events

NONE

Section 4.09. Undisclosed Liabilities

NONE

Section 4.11(d). Tax Matters

Section 4.11(f). Tax Matters

Not Applicable

Section 4.12(b). Real Property

Not Applicable

Section 4.13(b). Intellectual Property

Section 4.15. Contracts

NONE

Section 4.16. Notes and Accounts Receivable

NONE

Section 4.18. Insurance

Section 4.19. Litigation

NONE

Section 4.20. Employees

Section 4.24. Certain Business Relationships With IMHI

NONE

Section 5.06. Notice of Developments

NONE

Section 5.09. Composition of IMHI and Surviving Corporation Board and Officers at Effective Time

NAME	AGE	POSITION
Paul D. Hamm	Chief Executive Officer and Chairman of the Board
Harish R. Shah	Director

TBD	Director designated by Endavo Media and Communications, Inc.
Jerry Dunlap	Independent Director
TBD	Independent Director

Section 7.01(l). Conditions to Obligation of Bidchaser

EXHIBIT B

PRESS RELEASE OF INTEGRATED MEDIA

Dated July 19, 2006

I-Media Agrees to Acquire Bidchaser

Acquisition of E-commerce Services Set to Generate Revenues in Current Quarter

Atlanta, Georgia (MARKETWIRE) – July 19, 2006 -- Integrated Media Holdings, Inc. (OTCBB: IMHI) announced today that it has signed a definitive agreement to acquire Orlando, Florida based Bidchaser, Inc., a global online auction and e-commerce company. The acquisition will be completed by merging a newly formed Integrated Media subsidiary with Bidchaser through a share exchange and with Bidchaser surviving as the wholly-owned subsidiary. The agreement to acquire Bidchaser gives Integrated Media Holdings (I-Media) its second wholly-owned subsidiary and allows the Company to acquire an “e-commerce” platform and business plan that is being launched into the market during July and August. Bidchaser is expected to begin generating revenues from its e-commerce services and transactions during this initial rollout period.

Under definitive agreement, the acquisition will be accomplished through a reverse triangular merger and share exchange that is expected to be completed on or around August 31, 2006. This is an important strategic move for I-Media in its series of steps to improve shareholder value. Through this acquisition, Bidchaser also brings to I-Media an experienced and fully hardware-equipped software engineering and multimedia acquisition staff, with IT/ Web development offices in Baroda, Pune and Mumbai (Bombay), India, which will be used for I-Media’s broadband video and e-commerce projects.

In addition to Bidchaser’s IT and e-commerce assets, the acquisition brings an active content deal pipeline from India and the Far East to I-Media’s current broadband video business in the East. Prior to acquiring Bidchaser, I-Media’s industry presence had been strongest in the North and Latin American markets. Upon the acquisition, I-Media’s proprietary broadband video and e-commerce businesses will be immediately increased worldwide.

The acquisition of Bidchaser will be accomplished through a share exchange for 100% of Bidchaser shares after merging with a newly formed subsidiary of Integrated Media Holdings. Bidchaser shareholders will receive a total of 2,122,094 common shares and 280,080 Series A Preferred Shares. Series A Preferred shares are each convertible into 9.6 common shares. To significantly reduce dilution to existing Integrated Media shareholders, the company’s majority holder is contributing 100% of the Series A Preferred shares from its existing holdings for the preferred exchange.

“This transaction will significantly reduce I-Media’s cost of development and sales, while improving our balance sheet immediately,” said Paul Hamm, CEO of I-Media.

I-Media’s wholly owned subsidiary Endavo has already been using Bidchaser’s services in the development and deployment of online video portals and services prior to the acquisition. “By acquiring Bidchaser, our top line growth will be accelerated and I-Media’s current broadband technologies and e-commerce capabilities will be greatly increased,” Hamm added.

"Bidchaser is excited to be a part of the I-Media group," said Leonardo Cunha, President and CTO of Bidchaser, Inc. "The combined resources, expertise, and strategic vision in the digital commerce marketplace shared by Bidchaser and I-Media will make this a successful and profitable venture. We will be a formidable presence in the industry and a leader in the new era of digital commerce.”

Exhibit B – Page 1

About Bidchaser

Bidchaser, Inc., with headquarters in Orlando, Florida, operates software development and media acquisition offices in Baroda, Pune and Mumbai, India. Bidchaser develops state-of-the-art, efficient and entertaining online trading models that are available 24 hours a day, 7 days a week, 365 days a year. Bidchaser's user-friendly portals and websites create and enable members of specific online communities to effortlessly exchange goods, media and ideas through a variety of entertaining formats including: subscription media channels, online video festivals, auction and fixed-style electronic commerce portals, e-commerce storefronts and microsites, and through the unique and innovative "Gift Shoppe", where buyers can search for items based on the recipient's interests, occupation or personality.

About Integrated Media Holdings (I-Media)

Integrated Media Holdings, Inc., headquartered in Atlanta, Georgia, is a publicly traded holding company that acquires, invests in, builds and operates innovative digital communications and media technologies businesses. The I-Media Group develops, operates and integrates technologies and network infrastructure to create a fully-integrated digital commerce EcoSystem, supporting multiple forms of distribution for entertainment, media, and communications services over broadband.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

# # #

Contact(s):

Investor Relations		Media Relations
MCC Financial Group, Inc.		Attention Group
Michael Morfit		Daryl Toor
Direct:	1-212-277-8137	(770) 777-9489
E-Mail:	ir@mccglobal.com	IMHI@attentiongroup.com

Exhibit B – Page 2